UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 or 15(d) of THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 29, 2010

INTERCONTINENTALEXCHANGE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32671	58-2555670
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

2100 RiverEdge Parkway, Suite 500, Atlanta, Georgia 30328
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 857-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On January 29, 2010, as required under rules of the Federal Reserve System, ICE Trust U.S. LLC (“ICE Trust”), a subsidiary of IntercontinentalExchange, Inc. (“ICE”), filed its Reports of Condition and Income (the “Call Report”) with the Federal Financial Institutions Examination Council.

ICE Trust is a limited purpose trust company that serves as a central clearing facility for credit default swaps.  As a New York Trust Company and a member of the Federal Reserve System, ICE Trust is subject to direct regulation and supervision by the Federal Reserve and the New York State Banking Department and is required to file Call Reports on a quarterly basis.

ICE has posted ICE Trust’s Call Report to its corporate website, which can be viewed at https://www.theice.com/ice_trust.jhtml. Call Reports are also available on the Federal Deposit Insurance Corporation’s website.  Call Reports are a source of financial data regarding a bank's condition and the results of its operations that are required to be filed within 30 days of the end of the quarter and are required to be publicly available.  ICE will continue to post ICE Trust’s Call Reports on its website as the Call Reports are provided to the regulators on a quarterly basis.

The link to ICE’s website in this Current Report on Form 8-K shall not be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

INTERCONTINETALEXCHANGE, INC.

/s/ Scott A. Hill
Scott A. Hill
Senior Vice President and Chief Financial Officer

Date:  January 29, 2010